UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012

eResearchTechnology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29100	22-3264604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

215-972-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2012, eResearchTechnology, Inc., a Delaware corporation (the “Company”), convened a special meeting of its stockholders (the “Meeting”). The Meeting was called for the following purposes:

(1)	Merger Proposal. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 9, 2012, by and among the Company, Explorer Holdings, Inc. (“Parent”) and Explorer Acquisition Corp., a wholly-owned subsidiary of Parent (which, along with Parent, is an affiliate of Genstar Capital, LLC), pursuant to which each share of the Company’s common stock outstanding at the effective time of the merger will be converted into the right to receive $8.00 in cash and the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

(2)	Advisory Vote on Golden Parachute Compensation. To consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger as reported on the Golden Parachute Compensation Table in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 21, 2012; and

(3)	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Only stockholders of record as of the close of business on May 18, 2012, were entitled to vote at the Meeting. At the Meeting, 38,300,693 shares of common stock of the Company were represented in person or by proxy and entitled to vote, constituting a quorum for the purposes of the vote.

The final voting results with respect to the Merger Proposal are set forth below:

For	Against	Abstain	Broker Non-Votes
38,011,054	265,690	23,949	—

The final voting results with respect to the Advisory Vote on Golden Parachute Compensation are set forth below:

For	Against	Abstain	Broker Non-Votes
33,251,247	4,300,975	748,471	—

The final voting results with respect to the Adjournment Proposal are set forth below:

For	Against	Abstain	Broker Non-Votes
35,883,338	2,384,654	32,701	—

The consummation of the Merger is subject to the satisfaction of closing conditions set forth in the Merger Agreement and discussed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 21, 2012.

Item 8.01	Other Events.

On June 22, 2012, the Company issued a press release announcing that the Merger Proposal was approved by the Company’s stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Exhibit Index attached hereto is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This current report, and the information incorporated by reference herein, contains forward-looking statements as defined by the federal securities laws, which are based on the Company’s current expectations and assumptions. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include uncertainties as to the timing of the closing of the Merger; the possibility that various closing conditions for the consummation of the merger may not be satisfied or waived; the risk that the market price of the Company’s common stock may decline if the Merger is not completed or is delayed; the impact of the announcement or the closing of the Merger on the Company’s relationships with its employees, existing customers or potential future customers; the ability of Genstar Capital, LLC to successfully integrate the Company’s operations and employees; the ability to realize anticipated benefits of the proposed Merger; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.

Date: June 22, 2012	By:	/s/ Keith D. Schneck
Keith D. Schneck
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Description of Document

99.1	Press Release dated June 22, 2012 of eResearchTechnology, Inc.